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                           IBIS TECHNOLOGY CORPORATION

                   STATEMENT RE: COMPUTATION OF PER SHARE LOSS

                                   EXHIBIT 11


                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                    -------------------------------
                                                       1996                1997
                                                    -----------         -----------

Net loss ...................................        $  (284,210)        $  (437,363)
                                                    ===========         ===========


Primary and fully diluted loss per share:
  Weighted average common shares outstanding          3,518,746           5,190,839
                                                    ===========         ===========

Net loss per common share ..................        $     (0.08)        $     (0.08)
                                                    ===========         ===========



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